UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2011
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On June 3, 2011, CAI International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 17,664,514 shares represented to vote either in person or by proxy, or 91.55% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.             Marvin Dennis, Gary M. Sawka and Victor M. Garcia were elected as Class I directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Marvin Dennis	16,577,396	294,829	792,289
Gary M. Sawka	16,687,651	184,574	792,289
Victor M. Garcia	16,680,552	191,673	792,289

2.             KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,607,740	51,666	5,108	0

3.             The advisory vote approving the Company’s 2010 executive compensation, as disclosed in the Company’s proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,709,176	125,025	38,024	792,289

4.             An annual advisory vote to approve the Company’s executive compensation was approved by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,333,923	110,748	391,510	36,044	792,289

5.             The amendment to the Company’s 2007 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,433,818	325,853	112,554	792,289

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2011	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page Chief Financial Officer